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                                                                  EXHIBIT 10.13


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of the 1st day of December, 1999, by and between STATION CASINOS, INC., a Nevada corporation, with its principal offices located at 2411 West Sahara Avenue, Las Vegas, Nevada 89102 (the "COMPANY"), and GLENN C. CHRISTENSON (the "EXECUTIVE").

         WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of December 22, 1997 (the "FORMER AGREEMENT"); and

         WHEREAS, the Executive has agreed to continue his employment with the Company on the terms and conditions set forth herein; and

         WHEREAS, the parties to this Agreement desire to replace the Former Agreement in its entirety with this Agreement, and the Former Agreement shall no longer be of any force or effect;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (each individually a "PARTY" and together the "PARTIES") agree as follows.

     1. DEFINITIONS. In addition to certain terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

        1.1 "AFFILIATE" shall mean any Person controlling, controlled by or under common control with, the Company.

        1.2 "BASE AMOUNT" shall have the meaning ascribed to such term in
Section 280G of the Code.

        1.3 "BASE SALARY" shall mean the salary provided for in SUBSECTION 3.1 of this Agreement.

        1.4 "BOARD" shall mean the Board of Directors of the Company.

        1.5 "CAUSE" shall mean that the Executive:

        (a) has been formally charged with or convicted of any felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude;

        (b)     has been found unsuitable to hold a gaming license; or


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        (c)     in carrying out his duties under this Agreement, has engaged in acts or omissions constituting gross negligence or willful misconduct resulting, in either case, in material economic harm to the Company.

        1.6 "CHANGE IN CONTROL" shall be deemed to have occurred if:

        (a) (1) any Person, corporation, entity or group (other than the Existing Equity Holders) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's Voting Stock (an "Acquisition Event"), or

                (2) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, with the effect that the beneficial owners of the Company's Voting Stock held immediately prior to the consummation of such consolidation or merger cease to beneficially own, directly or indirectly, securities representing 50% or more of the combined voting power of the Company's Voting Stock (or if the Company is not the surviving entity, the surviving company's voting securities) upon the consummation of such consolidation or merger (a "Merger Event"), or

                (3) the Company sells, conveys, transfers or leases to any person, corporation, entity or group, directly or indirectly, in one transaction or series of related transactions, properties and/or assets that accounted for 75% or more of the earnings (before interest, taxes, depreciation and amortization) of the Company, on a consolidated basis for the four-fiscal quarter period immediately preceding the date of consummation of such transaction (a "Sale Event"); AND

        (b) within thirty-six (36) months following an Acquisition Event, Merger Event or Sale Event, individuals who immediately prior to such Acquisition Event, Merger Event or Sale Event constituted the Company's Board, together with any new or replacement directors whose election by the Company's Board, or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then in office who were either directors on the Company's Board immediately prior to such Acquisition Event, Merger Event or Sale Event (or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors of the Company's Board then in office.

Notwithstanding the foregoing, a reincorporation, spin-off, split-off or other reorganization transaction (a "Reorganization Event"), or series of related transactions, in which either the "beneficial owners" of the Company's Voting Stock or the Existing Equity Holders beneficially own securities representing 50% or more of the combined voting power of the Company's Voting Stock upon the consummation of such transaction shall not constitute an Acquisition Event, Merger Event or Sale Event for purposes of this definition. For purposes of this


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definition, "beneficial ownership" shall have the same meaning as defined in
Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

For the purposes of this definition, upon consummation of an Acquisition Event, Merger Event, Sale Event or Reorganization Event, the "Company's Board" and the "Company's Shareholders" shall refer to (i) in the case of an Acquisition Event, the Company, (ii) in the case of a Merger Event, the company surviving the merger or consolidation, (iii) in the case of a Sale Event, the transferee of the properties, and/or assets, and (iv) in the case of a Reorganization Event, the entity or entities surviving such Reorganization Event on a consolidated basis.

        1.7 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        1.8 "COMPANY PROPERTY" shall mean all items and materials provided by the Company to the Executive, or to which the Executive has access, in the course of his employment, including, without limitation, all files, records, documents, drawings, specifications, memoranda, notes, reports, manuals, equipment, computer disks, videotapes, drawings, blueprints and other documents and similar items relating to the Company, its Affiliates or their respective customers, whether prepared by the Executive or others, and any and all copies, abstracts and summaries thereof.

        1.9 "COMPETING BUSINESS" shall mean any Person engaged in the gaming industry that directly or through an affiliate or subsidiary conducts its business within the Restricted Area.

        1.10 "CONFIDENTIAL INFORMATION" shall mean all nonpublic and/or proprietary information respecting the business of the Company or any Affiliate, including, without limitation, its products, programs, projects, promotions, marketing plans and strategies, business plans or practices, business operations, employees, research and development, intellectual property, software, databases, trademarks, pricing information and accounting and financing data. Confidential Information also includes information concerning the Company's or any Affiliate's customers, such as their identity, address, preferences, playing patterns and ratings or any other information kept by the Company or any Affiliate concerning its customers whether or not such information has been reduced to documentary form. Confidential Information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

        1.11 "DEFERRED COMPENSATION PLAN FOR EXECUTIVES" shall mean the Company's Deferred Compensation Plan for Executives, effective as of November 30, 1994, as the same may be amended from time to time.


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        1.12 "DISABILITY" shall mean a physical or mental incapacity that prevents the Executive from performing the essential functions of his position with the Company for a period of ninety (90) days as determined (a) in accordance with any long-term disability plan provided by the Company of which the Executive is a participant, or (b) by the following procedure: The Executive agrees to submit to medical examinations by a licensed healthcare professional selected by the Company, in its sole discretion, to determine whether a Disability exists. In addition, the Executive may submit to the Company documentation of a Disability, or lack thereof, from a licensed healthcare professional of his choice. Following a determination of a Disability or lack of Disability by the Company's or the Executive's licensed healthcare professional, the other Party may submit subsequent documentation relating to the existence of a Disability from a licensed healthcare professional selected by such other Party. In the event that the medical opinions of such licensed healthcare professionals conflict, such licensed healthcare professionals shall appoint a third licensed healthcare professional to examine the Executive, and the opinion of such third licensed healthcare professional shall be dispositive.

        1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.14 "EXISTING EQUITY HOLDERS" shall mean Frank J. Fertitta III, Blake
L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson and Scott M Nielson and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, and any trust as to which any of the foregoing is a settlor or co-settlor and any corporation, partnership or other entity which is an affiliate of any of the foregoing, and any lineal descendants of such persons (but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received by gift, trust or sale from any such person).

        1.15 "GOOD REASON," as used in SUBSECTION 7.2, shall mean and exist if there has been a Change in Control and, thereafter, without the Executive's prior written consent, one or more of the following events occurs:

        (a) the Executive is assigned duties or responsibilities that are inconsistent, in any significant respect, with the position of a senior manager;

        (b) the Executive is required to relocate from, or maintain his principal office outside of, Clark County, Nevada;

        (c)     the Executive's Base Salary is decreased by the Company;

        (d) the Executive is excluded from participation in any employee benefit or short-term incentive plan or program offered to other similarly executives of the Company or his benefits under such plans or programs are materially reduced;

        (e) the Company fails to pay the Executive any deferred payments that have become payable under the Deferred Compensation Plan for Executives;

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        (f)     the Company fails to reimburse the Executive for business
                expenses in accordance with the Company's policies, procedures or practices;

        (g) the Company fails to agree to or to actually indemnify the Executive for his actions and/or inactions, as either a director or an officer of the Company, in accordance with SECTION 10, and/or the Company fails to maintain reasonably sufficient levels of directors' and officers' liability insurance coverage for the Executive when such insurance is available; or

        (h) the Company fails to obtain a written agreement from any successor or assign of the Company to assume the obligations under this Agreement upon a Change in Control.

        1.16 "LONG-TERM STAY-ON PERFORMANCE INCENTIVE PLAN" shall mean the Company's Long-Term Stay-On Performance Incentive Plan, effective as of September 27, 1994, as the same may be amended from time to time.

        1.17 "PERSON" shall mean any individual, firm, partnership, association, trust, company, corporation or other entity.

        1.18 "PRO RATA BONUS" shall mean an amount equal to sixty percent (60%) of the Executive's current Base Salary, multiplied by a fraction, the numerator of which is the number of days in such year during which the Executive was actually employed by the Company and the denominator of which is 365.

        1.19 "RESTRICTED AREA" shall mean:

        (a)     the City of Las Vegas, Nevada, and the area within a twenty-five
                (25) mile radius of that city; and

        (b) the Cities of Kansas City, Missouri and St. Louis, Missouri, and the areas within a fifty (50) mile radius of each of those cities;

PROVIDED, HOWEVER, that in the event the Executive voluntarily terminates this Agreement pursuant to SUBSECTION 6.3, the Restricted Area shall exclude the Las Vegas Strip (which is defined as that area bounded by Paradise Road and straight extensions thereof on the East, Charleston Boulevard on the North, I-15 on the West, and Sunset Road on the South, as outlined in red on Exhibit A attached hereto) and Downtown Las Vegas (which is defined as that area bounded by Eastern Avenue and straight extensions thereof on the East, I-515 (U.S. Highway 93/95) on the North, I-15 on the West, and Charleston Boulevard on the South, as outlined in red on Exhibit A attached hereto).

        1.20 "RESTRICTION PERIOD" shall mean the period ending twenty-four (24) months after the termination or expiration of the Term of Employment, regardless of the reason for such termination or expiration.


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        1.21 "SPECIAL LONG-TERM DISABILITY PLAN" shall mean the Company's
Special Long-Term Disability Plan, effective as of November 30, 1994, as the same may be amended from time to time.

        1.22 "SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN" shall mean the Company's Supplemental Management Retirement Plan, effective as of November 30, 1994, as the same may be amended from time to time.

        1.23 "TERM OF EMPLOYMENT" shall mean the period specified in SUBSECTION 2.2.

        1.24 "VOTING STOCK" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     2. TERM OF EMPLOYMENT, POSITION AND RESPONSIBILITIES.

        2.1 EMPLOYMENT ACCEPTED. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for the Term of Employment, in the position and with the responsibilities set forth in SUBSECTION 2.3 and upon such other terms and conditions as are stated in this Agreement.

        2.2 TERM OF EMPLOYMENT. The initial Term of Employment shall commence upon the date of this Agreement and, unless earlier terminated pursuant to the provisions of this Agreement, shall terminate upon the close of business on the day immediately preceding the fifth anniversary of the date of this Agreement; PROVIDED, HOWEVER, that the initial Term of Employment shall automatically be extended for successive five-year periods if neither Party has advised the other in writing in accordance with SECTION 14 at least twelve (12) months prior to the end of the then current Term of Employment that such Term of Employment will not be extended for an additional five year period. In the event that such notice is given, the Executive's employment shall terminate upon the close of business on the day immediately preceding the fifth anniversary of the then current Term of Employment.

        2.3 RESPONSIBILITIES. During the Term of Employment, the Executive shall be employed as Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company, or in such other capacity as the Company may direct, and shall have such responsibilities as the Company may direct from time to time. During the Term of Employment, the Executive shall devote his full time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the Company's interests. Anything herein to the contrary notwithstanding, the Executive shall not be precluded from engaging in charitable and community affairs and managing his personal investments. The Executive also may serve as a member of the board of directors of other corporations, subject to the approval of a majority of the Board, which approval shall not be unreasonably withheld or delayed.


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     3. COMPENSATION.

        3.1 BASE SALARY. During the Term of Employment, the Executive shall be entitled to receive a base salary (the "Base Salary") payable no less frequently than in equal bi-weekly installments at an annualized rate of no less than $600,000. The Base Salary shall be reviewed annually for increase (but not decrease) in the discretion of the Human Resources Committee of the Board. In conducting any such annual review, the Human Resources Committee shall take into account any change in the Executive's responsibilities, increases in the compensation of other executives of the Company or any Affiliate (or any competitor(s) of either or both), the performance of the Executive and/or other pertinent factors. Such increased Base Salary shall then constitute the Executive's "Base Salary" for purposes of this Agreement.

        3.2 ANNUAL BONUS. The Company may pay the Executive an annual discretionary bonus for each fiscal year ending during the Term of Employment in an amount that will be determined by the Human Resources Committee based on the Executive's performance. Any annual bonus that may be awarded to the Executive shall be paid at the same time as annual bonuses are paid to other senior officers of the Company, unless the Executive has elected to defer receipt of all or part of the bonus amounts to which he is entitled in respect of any such calendar year in accordance with the terms and provisions of any deferred compensation program maintained by the Company.

        3.3 STAY-ON INCENTIVES. The Executive shall be eligible to participate in the Company's Long-Term Stay-On Performance Incentive Plan pursuant to the terms of the Plan.

        3.4 DEFERRED COMPENSATION. The Executive shall be eligible to participate in the Company's Deferred Compensation Plan for Executives, and any other deferred compensation plans that the Company may adopt for executives, pursuant to the terms of the plans.

     4. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

        4.1 PENSION AND WELFARE BENEFIT PLANS. During the Term of Employment, the Executive shall be entitled to participate in all employee benefit programs made available to the Company's executives or salaried employees generally, as such programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, group health insurance, accidental death and dismemberment insurance, long-term disability, sick leave (including salary continuation arrangements), vacations, holidays and other employee benefit programs sponsored by the Company.


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        4.2 ADDITIONAL PENSION AND WELFARE BENEFITS. In addition to the foregoing, the Company shall provide the Executive with the following benefits:

        (a) group health insurance coverage through the Company's Exec-U-Care Medical Plan, effective as of July 1, 1994, or pursuant to such other plan or plans as the Company may select from time to time, and which shall be fully paid for by the Company; in addition, if the Executive's employment is terminated pursuant to SECTION 6 or SECTION 7 for any reason that permits him to continue his participation under any group health - plan sponsored by the Company after termination, the Executive shall be permitted to continue his participation beyond the period provided for in the applicable subsection, at his own expense, until the earlier of the date he becomes eligible to participate in any other employer's group health plan and his reaching age 62, provided that the Company's group health insurance carrier at the time permits such continued participation;

        (b) full salary continuation during the first 90 days of any physical or mental incapacity that prevents the Executive from performing his duties and, for any Disability that continues thereafter, benefits pursuant to the Company's Special Long-Term Disability Plan and any other long-term disability benefits pursuant to any other disability plan of which the Executive is a participant;

        (c) an annual supplemental retirement benefit as set forth in the Supplemental Management Retirement Plan, in addition to any other benefit pursuant to any other retirement plan under which the Executive is covered; and

        (d) supplemental life insurance coverage, through an individual policy, a group policy or a combination thereof, in an aggregate amount of not less than $7.5 million.

     5. BUSINESS EXPENSE REIMBURSEMENT AND PERQUISITES.

        5.1 EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to receive reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, subject to providing the proper documentation of said expenses.

        5.2 PERQUISITES. During the Term of Employment, the Executive shall also be entitled to any of the Company's executive perquisites in accordance with the terms and provisions of the applicable policies, including, without limitation:

        (a)     vacation of four weeks per year;

        (b) payment or reimbursement of the cost of an annual physical examination;


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        (c)     payment or reimbursement of initiation fees and annual
                membership fees and assessments for a country club, a luncheon club and a physical fitness program of the Executive's choice; and

        (d) payment or reimbursement of fees and expenses, up to a maximum amount of $2500.00, incurred in connection with having this Agreement reviewed by legal counsel of his own choosing prior to execution.

     6. TERMINATION OF EMPLOYMENT.

        6.1 TERMINATION DUE TO DEATH OR DISABILITY. The Executive's employment shall be terminated immediately in the event of his death or Disability. In the event of a termination due to the Executive's death or Disability, the Executive or his estate, as the case may be, shall be entitled, in lieu of any other compensation whatsoever, to:

        (a) Base Salary at the rate in effect at the time of his termination until the date of death or Disability;

        (b)     any annual bonus awarded but not yet paid;

        (c) a Pro Rata Bonus for the fiscal year in which death or Disability occurs;

        (d) in the case of death, any deferred compensation or bonuses, including interest or other credits on the deferred amounts, to the extent provided in the plans or programs providing for deferral, and in the case of Disability, immediate vesting of any deferred compensation or bonuses, including interest or other credits on the deferred amounts;

        (e) reimbursement of expenses incurred but not paid prior to such termination of employment; and

        (f) such rights to other benefits as may be provided in applicable plans and programs of the Company, including, without limitation, applicable employee benefit plans and programs, according to the terms and provisions of such plans and programs.

        6.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment for Cause at any time during the Term of Employment by giving written notice to the Executive. In the event of a termination for Cause, the Executive shall be entitled, in lieu of any other compensation and benefits whatsoever, to:

        (a) Base Salary at the rate in effect at the time of his termination through the date of termination of employment;

        (b)     any annual bonus awarded but not yet paid;


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        (c)     any deferred compensation or bonuses, including interest or other credits on the deferred amounts, to the extent provided in the plans or programs providing for deferral;

        (d) reimbursement for expenses incurred but not paid prior to such termination of employment; and

        (e) such rights to other benefits as may be provided in applicable plans and programs of the Company, including, without limitation, applicable employee benefit plans and programs, according to the terms and conditions of such plans and programs.

Notwithstanding anything to the contrary in this SUBSECTION 6.2, if the Executive's employment is terminated for Cause (i) due to his having been formally charged pursuant to SUBSECTION 1.5(a) but thereafter said charges are dismissed or the Executive is acquitted, or (ii) due to his having been convicted pursuant to SUBSECTION 1.5(a) but said conviction is subsequently overturned on appeal and he is not required to submit to re-trial within six (6) months thereafter, the Company shall have the option of reinstating the Executive with payment of all base salary payments that would have been paid to him had his employment not been terminated and restoration of all benefits provided for pursuant to SECTION 4, or making a payment to him of an amount equal to three times 160 percent of the Executive's Base Salary at the rate in effect at the time of his termination.

        6.3 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment on his own initiative for any reason prior to a Change in Control upon thirty (30) days prior written notice to the Company. Such termination shall have the same consequences as a termination for Cause under SUBSECTION 6.2.

        6.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment without Cause, other than due to death or Disability, at any time during the Term of Employment by giving written notice to the Executive. In the event that the Company terminates the Executive's employment without Cause, the Executive shall be entitled, in lieu of any other compensation and benefits whatsoever, to:

        (a) an amount equal to three times 160 percent of the Executive's Base Salary at the rate in effect at the time of his termination, one-third of which shall be paid in a lump sum upon satisfaction of the conditions set forth in SUBSECTION 8.3, and the other two-thirds of which shall be paid out in equal bi-weekly installments for the duration of the Restriction Period;

        (b)     any annual bonus awarded but not yet paid;

        (c) any deferred bonus, including interest or other credits on the deferred amounts, to the extent provided in the plans or programs providing for deferral;


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        (d)     exercise, within 180 days, all stock options that have vested prior to termination, and shall forfeit all stock options that have not vested;

        (e) reimbursement for expenses incurred but not paid prior to such termination of employment; and

        (f) continuation of the Executive's medical insurance, at the Company's expense, for 18 months or, at the Company's option, payment to the Executive of the economic equivalent thereof.

        6.5 TERMINATION DUE TO EXPIRATION OF THE TERM OF EMPLOYMENT. If either Party elects not to extend the initial Term of Employment or any successive Term of Employment, the Executive shall not be entitled to any additional compensation after the expiration thereof, but such termination of employment shall not otherwise affect accrued but unpaid compensation or benefits provided under this Agreement or pursuant to any Company plan or program.

     7. CHANGE IN CONTROL.

        7.1 CHANGE IN CONTROL PAYMENT. Immediately upon a Change in Control, in addition to any other compensation or benefits payable pursuant to this Agreement or otherwise, the Executive shall be entitled to a payment in cash equal to three times 160 percent of his Base Salary. Unless otherwise provided for in this Agreement, the Executive's rights upon a Change in Control to benefits under programs, plans and policies of the Company shall be determined according to the terms and provisions of such programs, plans and policies.

        7.2 TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON AFTER A CHANGE IN CONTROL. If within five years following a Change in Control, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled, in addition to any payment paid or payable pursuant to SUBSECTION 7.1, but in lieu of any other compensation and benefits whatsoever, to:

        (a) an amount equal to the greater of (i) five times 160 percent of the Executive's Base Salary at the time of the Change in Control or (ii) five times 160 percent of the Executive's Base Salary at the time of the termination of his employment, three-fifths of which shall be paid in a lump sum upon satisfaction of the conditions set forth in SUBSECTION 8.3 and two-fifths of which shall be paid out in equal bi-weekly installments for the duration of the Restriction Period,

        (b) immediate vesting of any restricted stock of the Company held in the Executive's name or for his benefit;

        (c) immediate vesting of any stock options and stock appreciation rights granted by the Company, which stock options and stock appreciation rights shall continue to be and shall remain exercisable until the earlier of


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                (i) five years and (ii) the remaining term of such stock options and stock appreciation rights as set forth in the agreement granting, or otherwise awarding, such stock option or stock appreciation right as if no termination had taken place;

        (d) immediate vesting and cash-out of any phantom stock units granted to the Executive;

        (e) immediate vesting and pay out of any shares awarded to the Executive pursuant to the Company's Long-Term Stay-On Performance Incentive Plan;

        (f) immediate vesting of the Executive's supplemental retirement benefit as set forth in the Supplemental Management Retirement Plan;

        (g) continued funding of the Executive's split dollar life insurance policy as if the Executive were employed by the Company through the maturity date of such policy or, at the Company's option, payment in full of all premium obligations under such policy; and

        (h) continuation of the Executive's medical insurance, at the Company's expense, for 18 months or, at the Company's option, payment to the Executive of the economic equivalent thereof.

        7.3 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON AFTER A CHANGE IN CONTROL. If the Executive terminates his employment without Good Reason within ninety (90) days following the first anniversary of a Change in Control, the Executive shall be entitled, in addition to any payment paid or payable pursuant to SUBSECTION 7.1, but in lieu of any other compensation and benefits whatsoever, to:

        (a) an amount equal to the greater of (i) three times 160 percent of the Executive's Base Salary at the time of the Change in Control or (ii) three times 160 percent of the Executive's Base Salary at the time of the termination of his employment, one-third of which shall be paid in a lump sum upon satisfaction of the conditions set forth in SUBSECTION 8.3 and two-thirds of which shall be paid out in equal bi-weekly installments for the duration of the Restriction Period;

        (b) immediate vesting of any stock options and stock appreciation rights granted by the Company, which stock options and stock appreciation rights shall continue to be and shall remain exercisable until the earlier of (i) three years and (ii) the remaining term of such stock options and stock appreciation rights as set forth in the agreement granting, or otherwise awarding, such stock option or stock appreciation right as if no termination had taken place;


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        (c)     immediate vesting and cash-out of any phantom stock units
                granted to the Executive;

        (d) immediate vesting of the Executive's supplemental retirement benefit as set forth in the Supplemental Management Retirement Plan;

        (e) continued funding of the Executive's split dollar life insurance policy as if the Executive were employed by the Company through the maturity date of such policy or, at the Company's option, payment in full of all premium obligations under such policy; and

        (f) continuation of the Executive's medical insurance, at the Company's expense, for 18 months or, at the Company's option, payment to the Executive of the economic equivalent thereof.

        7.4 TERMINATION FOR OTHER REASONS AFTER A CHANGE IN CONTROL. If the Executive's employment is terminated after a Change in Control for any reason not otherwise provided for in this SECTION 7, his rights shall be determined in accordance with the applicable subsection of SECTION 6.

     8. CONDITIONS TO PAYMENTS UPON TERMINATION.

        8.1 TIMING OF PAYMENTS. Unless otherwise provided herein, any payments to which the Executive shall be entitled pursuant to SECTIONS 6 AND 7 shall be payable upon the satisfaction of the conditions set forth in SUBSECTION 8.3.

        8.2 NO MITIGATION; NO OFFSET. In the event of any termination of the Executive's employment under SECTIONS 6 OR 7, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to the Executive on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Notwithstanding any contrary provision contained herein, in the event of any termination of employment of the Executive, the exclusive remedies available to the Executive shall be the amounts due under SECTIONS 6 OR 7, which are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. In the event of a termination of this Agreement, neither Party shall publish in any way or make any negative comment or statement about the other Party or concerning the reasons for such termination. The provisions of this SUBSECTION 8.2 shall survive the expiration or earlier termination of this Agreement.

        8.3 GENERAL RELEASE. No payments or benefits payable to the Executive upon the termination of his employment pursuant to SECTIONS 6 OR 7 shall be made to the Executive unless and until he executes a general release substantially in the form annexed to this Agreement as Exhibit B and such general release becomes effective pursuant to its terms.


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        8.4 COMPLIANCE WITH THE AGREEMENT. No payments or benefits payable to the Executive upon the termination of his employment pursuant to SECTIONS 6 OR 7 shall be made to the Executive if he fails to comply with all of the terms and conditions of this Agreement, including, without limitation, SECTIONS 11 AND 12.

        8.5 CONTINUING OBLIGATIONS OF EXECUTIVE. No act or omission by the Executive in breach of this Agreement, including, without limitation his failure to execute the general release and the resulting forfeiture of termination payments, shall be deemed to permit the Executive to forego or waive such payments in order to avoid his obligations under SECTION 11.

     9. SPECIAL REIMBURSEMENT.

        9.1 If any payment or benefit paid or payable, or received or to be received, by or on behalf of the Executive in connection with a Change in Control pursuant to SUBSECTION 7.1 or the termination of the Executive's employment pursuant to SUBSECTION 7.2 , whether any such payments or benefits are pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Affiliate, any Person, or otherwise (the "TOTAL PAYMENTS"), will or would be subject to the excise tax imposed under Section 4999 of the Code (the "EXCISE TAX"), the Company shall pay to the Executive an additional amount (the "GROSS-UP PAYMENT") such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon or in respect of the Total Payments and the Gross-Up Payments, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and any Excise Tax imposed thereon, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

        9.2 For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,

        (a) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive (which opinion shall be provided to the Executive) such Total Payments (in whole or in part) (i) do not constitute parachute payments, including (without limitation) by reason of Section 280G(b)(4)(A) of the Code, (ii) such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or (iii) are not, in the opinion of legal counsel, otherwise subject to the Excise Tax, and

        (b) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.


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        9.3 In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the initial Gross-Up Payment), the Company shall make an additional Gross-Up Payment in accordance with SUBSECTION 9.1 in respect of such excess Excise Tax (plus any interest, penalties or additions payable by the Executive with respect to such excess Excise Tax) at the time that the amount of such excess Excise Tax is finally determined. The Executive and the Company shall each reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of any such subsequent liability for Excise Tax with respect to the Total Payments.

     10. INDEMNIFICATION.

        10.1 GENERAL. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an "INDEMNIFIABLE ACTION"), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Indemnifiable Action is alleged action in an official capacity as a director, officer, member, employee or agent, while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law and the Company's by-laws, as the same exist or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith.

        10.2 PROCEDURE. The indemnification provided pursuant to this SECTION 10 shall be subject to the following conditions:

        (a) The Executive must promptly give the Company written notice of any actual or threatened Indemnifiable Action;

        (b) The Company will be permitted, at its option, to participate in, or to assume, the defense of any Indemnifiable Action;

        (c) The Executive must provide reasonable cooperation to the Company in the defense of any Indemnifiable Action; and

        (d) The Executive must refrain from settling any Indemnifiable Action without obtaining the Company's prior written consent, which consent shall not be unreasonably withheld.


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        10.3 ADVANCEMENT OF COSTS AND EXPENSES. The Company agrees to advance all costs and expenses referred to in SUBSECTION 10.1; PROVIDED, HOWEVER, that the Executive agrees to repay to the Company all amounts so advanced in the event that the Company reasonably determines in good faith that any acts or omissions by the Executive were:

        (a) in knowing violation of any agreement between the Executive and the Company;

        (b) in bad faith or involving intentional misconduct or a knowing violation of law or that the Executive personally gained a financial profit or other advantage to which he was not legally entitled; or

        (c) for which a court, having jurisdiction in the matter, determines that indemnification is not lawful.

        10.4 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending an Indemnifiable Action in advance of its final disposition conferred in this SECTION 10 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

        10.5 D&O INSURANCE. The Company will maintain a directors' and officers' liability insurance policy covering the Executive that provides coverage that is reasonable in relation to the Executive's position during the Term of Employment.

     11. COVENANT NOT ENGAGE IN CERTAIN ACTS.

        11.1 GENERAL. The Parties understand and agree that the purpose of the restrictions contained in this SECTION 11 is to protect the goodwill and other legitimate business interests of the Company, and that the Company would not have entered into this Agreement in the absence of such restrictions. The Executive acknowledges and agrees that the restrictions are reasonable and do not, and will not, unduly impair his ability to make a living after the termination of his employment with the Company. The provisions of this SECTION 11 shall survive the expiration or sooner termination of this Agreement.

        11.2 NON-ASSISTANCE; NON-DIVERSION. In consideration for this Agreement to employ the Executive and the other valuable consideration provided hereunder, the Executive agrees and covenants that during the Term of Employment and during the Restriction Period, and except when acting on behalf of the Company or on behalf of any Affiliate, the Executive shall not, directly or indirectly, for himself or any third party, or alone or as a member of a partnership, or as an officer, director, shareholder or otherwise, engage in the following acts:

        (a) divert or attempt to divert any existing business of the Company or any Affiliate;

        (b) accept any position or affiliation with, or render any services on behalf of, any Competing Business; or


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                                                                              17


        (c) hire or retain any employee of the Company or any Affiliate to provide services for any other Person or induce, solicit, attempt to solicit, encourage, divert, cause or attempt to cause any employee or prospective employee of the Company or any Affiliate to (i) terminate and/or leave such employment, or (ii) accept employment with anyone other than the Company or an Affiliate.

        11.3 CESSATION/REIMBURSEMENT OF PAYMENTS. If the Executive violates any provision of this SECTION 11, the Company may, upon giving written notice to the Executive, immediately cease all payments and benefits that it may be providing to the Executive pursuant to SECTION 3, SECTION 6 or SUBSECTION 7.2, and the Executive may be required to reimburse the Company for any payments received from, and the cash value of any benefits provided by, the Company between the first day of the violation and the date such notice is given; PROVIDED, HOWEVER, that the foregoing shall be in addition to such other remedies as may be available to the Company and shall not be deemed to permit the Executive to forego or waive such payments in order to avoid his obligations under this
SECTION 11.

        11.4 SURVIVAL. The Executive agrees that the provisions of this SECTION 11 shall survive the termination of this Agreement and the termination of the Executive's employment.

     12. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY.

        12.1 CONFIDENTIAL INFORMATION. The Executive understands and acknowledges that Confidential Information constitutes a valuable asset of the Company and its Affiliates and may not be converted to the Executive's own or any third party's use. Accordingly, the Executive hereby agrees that he shall not directly or indirectly, during the Term of Employment or any time thereafter, disclose any Confidential Information to any Person not expressly authorized by the Company to receive such Confidential Information. The Executive further agrees that he shall not directly or indirectly, during the Term of Employment or any time thereafter, use or make use of any Confidential Information in connection with any business activity other than that of the Company. The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or the Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

        12.2 COMPANY PROPERTY. All Company Property is and shall remain exclusively the property of the Company. Unless authorized in writing to the contrary, the Executive shall promptly, and without charge, deliver to the Company on the termination of employment hereunder, or at any other time the Company may so request, all Company Property that the Executive may then possess or have under his control.

        12.3 REQUIRED DISCLOSURE. In the event the Executive is required by law or court order to disclose any Confidential Information or to produce any Company Property, the Executive shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which requires such disclosure and, if the Company


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                                                                              18


so elects, to the extent permitted by applicable law, give the Company an adequate opportunity, at its own expense, to contest such law or court order prior to any such required disclosure or production by the Executive.

        12.4 SURVIVAL. The Executive agrees that the provisions of this SECTION 12 shall survive the termination of this Agreement and the termination of the Executive's employment.

     13. MUTUAL ARBITRATION AGREEMENT.

        13.1 ARBITRABLE CLAIMS. All disputes between the Executive (and his attorneys, successors, and assigns) and the Company (and its trustees, beneficiaries, officers, directors, managers, affiliates, employees, agents, successors, attorneys, and assigns) relating in any manner whatsoever to the employment or termination of the Executive, including, without limitation, all disputes arising under this Agreement ("ARBITRABLE CLAIMS"), shall be resolved by binding arbitration as set forth in this SECTION 13 (the "MUTUAL ARBITRATION AGREEMENT"). Arbitrable Claims shall include, but are not limited to, claims for compensation, claims for breach of any contract or covenant (express or implied), and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute or regulation, but shall not include the claims based on the statutes enumerated in SUBSECTION 13.4 or the Company's right to seek injunctive relief as provided in SECTION 15. Arbitration shall be final and binding upon the Parties and shall be the exclusive remedy for all Arbitrable Claims. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JUDGE OR JURY IN REGARD TO ARBITRABLE CLAIMS, EXCEPT AS PROVIDED BY SECTION 13.4.

        13.2 PROCEDURE. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended, and as augmented in this Agreement. Either Party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither Party shall initiate or prosecute any lawsuit, appeal or administrative action in any way related to an Arbitrable Claim. The initiating Party must file and serve an arbitration claim within sixty (60) days of learning the facts giving rise to the alleged claim. All arbitration hearings under this Agreement shall be conducted in Las Vegas, Nevada. The Federal Arbitration Act shall govern the interpretation and enforcement of this Agreement. The fees of the arbitrator shall be divided equally between both Parties.

        13.3 CONFIDENTIALITY. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter and content thereof shall not be disclosed to any Person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator and, if involved, the court and court staff.

        13.4 APPLICABILITY. This SECTION 13 shall apply to all disputes under this Agreement other than:


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                                                                              19


        (a) disputes relating to the enforcement of the Company's rights under SECTIONS 11 AND 12 of this Agreement; and

        (b) claims brought under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), and the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act and the Employee Retirement Income Security Act of 1974, the Nevada Fair Employment Practices Act, the Missouri Human Rights Act or any other applicable state or local fair employment law.

        13.5 ACKNOWLEDGEMENTS. The Executive acknowledges that he:

        (a)     has carefully read this SECTION 13;

        (b)     understands its terms and conditions; and

        (c) has entered into this Mutual Arbitration Agreement voluntarily and not in reliance on any promises or representations made by the Company other than those contained in this Mutual Arbitration Agreement.

     14. NOTICES. All notices, demands and requests required or permitted to be given to either Party under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

         If to the Company:              Station Casinos, Inc.
                                         2411 West Sahara Avenue
                                         Las Vegas, NV  89102
                                         Attn: Scott M. Nielson

         With a copy to:                 Milbank, Tweed, Hadley & McCloy
                                         601 South Figueroa Street, 30th Floor
                                         Los Angeles, CA 90017
                                         Attn: Kenneth J. Baronsky

         If to the Executive:            Glenn C. Christenson
                                         2346 Villandry Court
                                         Henderson, NV  89014

     15. RIGHT TO SEEK INJUNCTIVE RELIEF. The Executive acknowledges that a violation on his part of any of the covenants contained in SECTIONS 11 AND 12 would cause immeasurable and irreparable damage to the Company. The Executive accordingly agrees and hereby grants his consent that, without limiting the remedies available to the Company, any


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actual or threatened violation of such covenants may be enforced by injunctive relief or by other equitable remedies issued or ordered by any court of competent jurisdiction.

     16. EMPLOYEE BENEFIT PLAN DOCUMENTS. In the event that any terms and provisions of this Agreement conflict with the terms and provisions of any employee benefit plan document, the terms and provisions of this Agreement shall govern, and the Company shall take any and all actions that may be necessary, including amendment of any plan document, to effect the provision of benefits expressly provided upon termination of the Executive's employment pursuant to SECTIONS 6 AND 7.

     17. BENEFICIARIES/REFERENCES. The Executive shall be entitled to select a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiaries, estate or other legal representative.

     18. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive the expiration or earlier termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this SECTION 18 are in addition to the survivorship provisions of any other section of this Agreement.

     19. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants that he or it is fully authorized and empowered to enter into this Agreement and that the performance of his or its obligations under this Agreement will not violate any Agreement between that Party and any other Person.

     20. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, express or implied, between the Parties with respect hereto. No representations, inducements, promises or agreements not embodied herein shall be of any force or effect.

     21. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns; PROVIDED, HOWEVER, that no rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive, other than rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement; and PROVIDED, FURTHER, that no rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.


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                                                                              21


     22. AMENDMENT OR WAIVER. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by both Parties. No waiver by one Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by the Executive with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

     23. SEVERABILITY. In the event that any provision or portion of this Agreement, except SECTION 6, SECTION 7 and SECTION 11, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If either SECTION 6, SECTION 7 or SECTION 11 is determined to be invalid or unenforceable for any reason, in whole or in part, either Party may terminate this Agreement without further obligations or duties hereunder.

     24. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to the principles of conflict of laws thereof. In the event of any dispute or controversy arising out of or relating to this Agreement that is not an arbitrable claim, the Parties mutually and irrevocably consent to, and waive any objection to, the exclusive jurisdiction of any court of competent jurisdiction in Clark County, Nevada, to resolve such dispute or controversy.

     25. HEADINGS. The headings of the sections and subsections contained in this agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement with the same effect as if all Parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     27. ACKNOWLEDGEMENT. The Executive represents and acknowledges the following:

        (a)     he has carefully read this Agreement in its entirety;

        (b)     he understands the terms and conditions contained herein;


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                                                      Company's Initials
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                                                                              22


        (c) he has had the opportunity to review this Agreement with legal counsel of his own choosing and has not relied on any statements made by the Company or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement; and

        (d)     he is entering into this Agreement knowingly and voluntarily.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                       STATION CASINOS, INC.

                                       By: /s/ SCOTT M NIELSON
                                          -------------------------
                                       Name: Scott M Nielson
                                       Title: Executive Vice President,
                                              General Counsel and Secretary

                                       /s/ GLENN C. CHRISTENSON
                                       ---------------------------
                                       Glenn C. Christenson





                                                      Executive's Initials
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


                                   EXHIBIT "B"

                     GENERAL RELEASE AND COVENANT NOT TO SUE

     This GENERAL RELEASE AND COVENANT NOT TO SUE (this "Release") is executed and delivered by GLENN C. CHRISTENSON (the "Executive") to STATION CASINOS, INC., a Nevada corporation (the "Company").

     In consideration of the agreement by the Company to provide the separation payments and benefits in SECTION 6 and SECTION 7 of the Employment Agreement between the Executive and the Company, dated as of December 1, 1999 (the "Employment Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive hereby agrees as follows:

     1. RELEASE AND COVENANT. THE EXECUTIVE, OF HIS OWN FREE WILL, VOLUNTARILY RELEASES AND FOREVER DISCHARGES THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES, AND EACH OF THEIR RESPECTIVE PAST AND PRESENT AGENTS, EMPLOYEES, MANAGERS, REPRESENTATIVES, OFFICERS, DIRECTORS, ATTORNEYS, ACCOUNTANTS, TRUSTEES, SHAREHOLDERS, PARTNERS, INSURERS, HEIRS, PREDECESSORS-IN-INTEREST, ADVISORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASED PARTIES") FROM, AND COVENANTS NOT TO SUE OR PROCEED AGAINST ANY OF THE FOREGOING ON THE BASIS OF, ANY AND ALL PAST OR PRESENT CAUSES OF ACTION, SUITS, AGREEMENTS OR OTHER RIGHTS OR CLAIMS WHICH THE EXECUTIVE, HIS DEPENDENTS, RELATIVES, HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS HAS OR HAVE AGAINST ANY OF THE RELEASED PARTIES UPON OR BY REASON OF ANY MATTER ARISING OUT OF HIS EMPLOYMENT BY THE COMPANY AND THE CESSATION OF SAID EMPLOYMENT, AND INCLUDING, BUT NOT LIMITED TO, ANY ALLEGED VIOLATION OF THE CIVIL RIGHTS ACTS OF 1964 AND 1991, THE EQUAL PAY ACT OF 1963, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (INCLUDING THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990), THE REHABILITATION ACT OF 1973, THE FAMILY AND MEDICAL LEAVE ACT OF 1993, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, THE NEVADA FAIR EMPLOYMENT PRACTICES ACT, THE MISSOURI HUMAN RIGHTS ACT, THE LABOR LAWS OF THE UNITED STATES, NEVADA AND MISSOURI, AND ANY OTHER FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDINANCE, OR PUBLIC POLICY, CONTRACT OR TORT LAW, HAVING ANY BEARING WHATSOEVER ON THE TERMS AND CONDITIONS OR CESSATION OF HIS EMPLOYMENT WITH THE COMPANY.

     2. DUE CARE. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS RECEIVED A COPY OF THIS RELEASE PRIOR TO ITS EXECUTION AND HAS BEEN ADVISED HEREBY OF HIS OPPORTUNITY TO REVIEW AND CONSIDER THIS RELEASE FOR TWENTY-ONE (21) DAYS PRIOR TO ITS EXECUTION. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED HEREBY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE. THE EXECUTIVE ENTERS INTO THIS RELEASE HAVING FREELY AND KNOWINGLY ELECTED, AFTER DUE CONSIDERATION, TO EXECUTE THIS RELEASE AND TO FULFILL THE PROMISES SET FORTH HEREIN. THIS RELEASE SHALL BE REVOCABLE BY THE EXECUTIVE DURING THE SEVEN (7) DAY PERIOD FOLLOWING ITS EXECUTION, AND SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. IN THE EVENT OF SUCH A REVOCATION, THE EXECUTIVE SHALL NOT BE ENTITLED TO THE CONSIDERATION FOR THIS RELEASE SET FORTH ABOVE.

     3. RELIANCE BY THE EXECUTIVE. THE EXECUTIVE ACKNOWLEDGES THAT, IN HIS DECISION TO ENTER INTO THIS RELEASE, HE HAS NOT RELIED ON ANY REPRESENTATIONS, PROMISES OR ARRANGEMENT OF ANY KIND, INCLUDING ORAL STATEMENTS BY
REPRESENTATIVES OF THE COMPANY, EXCEPT AS SET FORTH IN THIS RELEASE.

     4. MISCELLANEOUS. THE EXECUTIVE SHALL NOT DISCLOSE THE EXISTENCE OR CONTENTS OF THIS RELEASE TO ANYONE OTHER THAN HIS IMMEDIATE FAMILY, ACCOUNTANTS OR ATTORNEYS, AND THE EXECUTIVE SHALL INSTRUCT SUCH THIRD PARTIES NOT TO DISCLOSE THE SAME. THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. IF ANY PROVISION OF THIS RELEASE IS HELD INVALID OR UNENFORCEABLE FOR ANY REASON, THE REMAINING PROVISIONS SHALL BE CONSTRUED AS IF THE INVALID OR UNENFORCEABLE PROVISION HAD NOT BEEN INCLUDED.


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


     This GENERAL RELEASE AND COVENANT NOT TO SUE is executed by the Executive and delivered to the Company on _______________________.


Executive




------------------------------
Name: Glenn C. Christenson



STATE OF ___________                )
                                    ) ss:
COUNTY OF ____________              )

         On this _____ day of ________________, ____, before me, a Notary Public of the State of _______________, personally appeared ____________, to me known and known to me to be the person described and who executed the foregoing release and did then and there acknowledge to me that he voluntarily executed the same.



-----------------------------
NOTARY PUBLIC

     [NOT TO BE SIGNED OR NOTARIZED UPON EXECUTION OF EMPLOYMENT AGREEMENT]



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